                                                                    EXHIBIT 10.4

                          CONVERTIBLE PROMISSORY NOTE

$8,000,000.00                  Dallas, Texas                       June 30, 1999

         FOR VALUE RECEIVED, the undersigned, VENUS EXPLORATION, INC., a Delaware corporation ("MAKER"), hereby unconditionally promises to pay to the order of EXCO RESOURCES, INC., a Texas corporation ("PAYEE"), at 5735 Pineland Dr., Suite 235, Dallas, Texas 75231, or such other address given to Maker by Payee, the principal sum of EIGHT MILLION AND 00/100 DOLLARS ($8,000,000.00), or so much thereof as may be advanced in accordance with the terms of this Note, in lawful money of the United States of America, together with interest (calculated on the basis of a 360-day year) on the unpaid principal balance from day-to-day remaining, computed until maturity at the rate per annum which shall from day-to-day be equal to the lesser of (a) the Applicable Rate (defined below), and (b) the Maximum Rate (defined below).

         1. DEFINITIONS. When used in this Note, the following terms shall have the respective meanings specified herein or in the section referred to:

         "ADJUSTMENT EVENT" is defined in SECTION 8(d)(i) hereof.

         "AGREEMENT AMONG MEMBERS" means that certain Agreement Among Members dated of even date hereof, between Payee and Maker, and all modifications, amendments, substitutions, and replacements thereof.

         "APPLICABLE RATE" means (a) for each day during the following periods in which no Event of Default exists, the rate of interest set forth opposite the applicable period below:


                     PERIOD                         APPLICABLE RATE
                     ------                         ---------------
       Date hereof through June 30, 2000                  10%
       July 1, 2000 through June 30, 2001                 11%
       July 1, 2001 through June 30, 2002                 12%
       July 1, 2002 through June 30, 2003                 13%
       July 1, 2003 through June 30, 2004                 14%
          July 1, 2004 and thereafter                     15%

and (b) for each day in which an Event of Default exists, fifteen percent (15%).

         "BUSINESS DAY" means any day other than a Saturday, Sunday, or other day on which a bank is authorized to be closed under the laws of the State of Texas.

         "CHANGE OF CONTROL" means either of the following: (a) the consummation of any transaction or series of any related transactions (including without limitation, by way of merger) the result of which


CONVERTIBLE PROMISSORY NOTE

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is that any "person" (as defined in Section 13(d) of the Exchange Act) or
"group" (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13(d)(3) and 13(d)(5) under the Exchange Act) of more than fifty percent (50%) of the voting power of the Common Stock; or (b) either Eugene L. Ames, Jr. or John Y. Ames ceases to be a member of the Board of Directors of Maker.

         "COMMON STOCK" means the Common Stock, par value $0.01 per share, of Maker, any successor class or classes of common equity (however designated) of Maker into or for which such Common Stock may hereafter be converted, exchanged, or reclassified and any class or classes of common equity (however designated) of Maker which may be distributed or issued with respect to such Common Stock or successor class or classes to holders thereof generally.

         "COMPANIES" means Maker and its Subsidiaries, and "COMPANY" means any one of the Companies.

         "CONVERSION PRICE" means $1.50 per share as adjusted as provided in
SECTION 8(c) below and as may be reduced pursuant to SECTIONS 8(k) and (l) below.

         "CURRENT MARKET PRICE" means, when used with respect to any security as of any date, the last sale price, regular way, or, in case no such sale takes place on such date, the closing bid price, regular way, of such security in either case as reported on the Nasdaq National Market, or, if such security is not listed or admitted to trading on the Nasdaq National Market, as reported on the Nasdaq SmallCap Market, or if such security is not listed or admitted to trading on any national or international securities exchange or the Nasdaq National Market or the Nasdaq SmallCap Market, the average of the high bid and low asked prices of such security in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use or, if such security is not quoted by any such organization, the average of the closing bid and asked prices of such security furnished by an New York Stock Exchange member firm selected by Maker. If such security is not quoted by any such organization and no such New York Stock Exchange member firm is able to provide such prices, then the Current Market Price of such security shall be the fair market value thereof as determined in good faith by the Board of Directors of Maker.

         "EQUITY ISSUANCE" means the issuance or sale by any Company of any Common Stock or any other shares, options, warrants, or other ownership interests (regardless of how designated) of or in any Company, or any other security or instrument convertible into, or exchangeable for, Common Stock.

         "EVENT OF DEFAULT" is defined in SECTION 4 hereof.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXISTING CREDIT AGREEMENT" means the Credit Agreement dated June 5, 1997, executed by Maker and Wells Fargo Bank (Texas) N.A.


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         "INTEREST CONVERSION PRICE" means, as of any date, (a) the sum of the
Current Market Price of the Common Stock for each of the twenty (20) Trading Days immediately preceding such date, divided by (b) twenty (20).

         "INTEREST PAYMENT DATE" means (a) each January 1 and July 1 of each calendar year during the term of this Note, and (b) the Maturity Date.

         "JOINT VENTURE" means EXUS Energy, LLC, a Delaware limited liability company.

         "LOAN DOCUMENTS" means this Note, the Pledge Agreement, and all other loan and collateral documents evidencing or securing the Obligation.

         "MATURITY DATE" means July 1, 2004.

         "MAXIMUM RATE" means the highest non-usurious rate of interest (if any) permitted from day to day by applicable law. Payee hereby notifies and discloses to Maker that, for purposes of Tex. Rev. Civ. Stat. Ann. art. 5069-1D.001 (codified in the Texas Finance Code ss. 303.001), as it may from time to time be amended, the "applicable ceiling" shall be the "weekly ceiling" from time to time in effect as limited by article 5069-1D.009 (codified in the Texas Finance Code ss. 303.305); provided, however, that to the extent permitted by applicable law, Payee reserves the right to change the "applicable ceiling" from time to time by further notice and disclosure to Maker.

         "NET PROCEEDS" means, with respect to any Equity Issuance by any Company, the amount of cash received by such Company in connection with such transaction after deducting therefrom the aggregate, without duplication, of the following amounts to the extent properly attributable to such transaction:
(a) reasonable brokerage commissions, attorneys' fees, finder's fees, financial advisory fees, accounting fees, underwriting fees, investment banking fees, and other similar commissions and fees and expenses and disbursements of any of the foregoing, in each case to the extent paid or payable by such Company; (b) printing and related expenses of filing and recording or registration fees or charges or similar fees or charges paid by such Company; and (c) taxes paid or payable by such Company to any governmental authority as a result of such transaction.

         "OBLIGATION" shall mean all indebtedness, liabilities, and obligations, of Maker arising under this Note and the other Loan Documents.

         "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

         "PLEDGE AGREEMENT" means that certain Pledge Agreement dated of even date hereof, executed by Maker in favor of Payee, and all modifications, amendments, substitutions, and replacements thereof.

         "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement dated of even date hereof, between Payee and Maker, and all modifications, amendments, substitutions, and replacements thereof.

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         "REQUIRED STOCKHOLDER CONSENT" is defined in SECTION 8(i) hereof.

         "SEC" means the Securities and Exchange Commission and any successor thereof.

         "STOCK" means all shares, options, warrants, general or limited partnership interests, membership interests, or other ownership interests (regardless of how designated) of or in a corporation, partnership, limited liability company, trust, or other entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Exchange Act).

         "SUBSIDIARY" means any Person of which more than fifty percent (50%) (in number of votes) of the issued and outstanding Stock having ordinary voting power for the election of at least a majority of the directors is owned or controlled, directly or indirectly, by Maker, any Subsidiary of Maker, or any combination thereof.

         "TRADING DAY" means each Monday, Tuesday, Wednesday, Thursday, and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

         2. ADVANCES; PAYMENT.

         (a) ADVANCES.

                  (i) On the date hereof, Payee shall lend to Payee, in a single advance, the sum of $7,000,000.00 (the "INITIAL ADVANCE").

                  (ii) So long as no Event of Default has occurred and Maker has obtained the Required Stockholder Consent, then at the request of Maker after January 1, 2000 and before the Maturity Date, Payee shall lend to Maker, in a multiple advances not to exceed in the aggregate $1,000,000.00 (the "SUBSEQUENT ADVANCES"). Each Subsequent Advance shall be in the amount of $100,000.00 or a greater integral multiple of $50,000.00. Payee may indicate the Initial Advance and any Subsequent Advances on a schedule attached hereto, or on a continuation of such schedule, provided that the failure of Payee to so indicate any advances shall not affect the obligation of Maker hereunder.

         (b) INTEREST AND PRINCIPAL PAYMENTS. The unpaid principal of, and interest on, this Note shall be due and payable as follows:

                  (i) Interest, computed as aforesaid, shall be due and payable semi-annually as it accrues on each Interest Payment Date, commencing on January 1, 2000; and

                  (ii) the unpaid principal of, and interest on, this Note shall be finally due and payable on the Maturity Date.


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         (c) MAKER'S RIGHT TO CONVERT INTEREST PAYMENTS INTO COMMON STOCK. If
Maker obtains the Required Stockholder Consent, Maker may, at its election, cause the accrued interest on this Note as of any date to be converted into the number of shares of Common Stock obtained by dividing (i) such unpaid accrued interest by (ii) the Interest Conversion Price; provided that (A) Maker shall notify Payee in writing of its election to cause a conversion under this
SECTION 2(c) at least thirty (30) days prior to the date such interest is to be converted into Common Stock, and (B) if any fractional share of the Common Stock would be issuable upon the conversion of any portion of the accrued interest on this Note, then Maker shall pay a cash adjustment therefor in respect of such fractional share equal to the product of (x) the percentage representing such fractional share, and (y) the Interest Conversion Price.

         (d) VOLUNTARY PREPAYMENT. Maker reserves the right, upon thirty (30) days' prior written notice to Payee, to prepay the outstanding principal balance of this Note, in whole or in part, at any time and from time to time; provided that: (i) if such prepayment occurs on or before July 1, 2000, then such prepayment shall be accompanied by a prepayment penalty in an amount equal to the product of (A) the principal amount prepaid, and (B) 3.5714286%; and
(ii) if such prepayment is after July 1, 2000, then Payee shall have the right to convert the principal amount of this Note prepaid, together with accrued unpaid interest thereon, into Common Stock pursuant to SECTION 8(a) below. All prepayments shall be made together with payment of interest accrued on the amount of principal being prepaid through the date of such prepayment.

         (e) MANDATORY PREPAYMENTS.

                  (i) Contemporaneously with the receipt thereof by any Company, Maker shall prepay the outstanding principal balance of, and accrued unpaid interest on, this Note in an amount equal to fifty percent (50%) of the Net Proceeds of each Equity Issuance by any Company on or after the date hereof (excluding the first $5,000,000.00 of aggregate Net Proceeds of all Equity Issuances by all Companies on or after the date hereof).

                  (ii) If Maker fails to obtain the Required Stockholder Consent on or before December 31, 1999, then Maker shall immediately prepay the unpaid principal of this Note in immediately available funds an amount equal to $3,000,000.00 together with any accrued unpaid interest on such amount; provided that Maker may, in lieu of such prepayment, (A) transfer to Payee, pursuant to documents reasonably acceptable to Payee, membership interests in the Joint Venture constituting 21.4285714% of the issued and outstanding membership interests in the Joint Venture, and (B) pay to Payee in immediately available funds any accrued unpaid interest on $3,000,000.00 of the principal of this Note. Upon the transfer of membership interests in the Joint Venture, as provided in the immediately preceding sentence, the unpaid principal of this Note shall be reduced by the amount of $3,000,000.00.

         (f) PAYMENTS GENERALLY. Except as otherwise provided herein, all payments of principal of and interest on this Note shall be made by Maker to Payee in federal or other immediately available funds. Should the principal of, or any installment of the principal of or interest on, this Note become due and payable on any day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable with respect to such extension. Payments made to Payee by Maker hereunder shall be applied first to accrued interest and then to principal.


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         3. WAIVER. Except as provided herein, Maker and each surety, endorser, guarantor, and other party ever liable for payment of any sums of money payable upon this Note, jointly and severally waive presentment, demand, protest, notice of protest and non-payment, or other notice of default, notice of acceleration and intention to accelerate, or other notice of any kind, and agree that their liability under this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any release or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

         4. EVENTS OF DEFAULT AND REMEDIES. An "EVENT OF DEFAULT" shall exist hereunder if any one or more of the following events shall occur and be continuing: (a) Maker shall fail to pay when due any principal of, or interest upon, this Note or the Obligation and such failure shall continue for three (3) days after such payment became due; or (b) Maker shall fail to perform any of the covenants or agreements contained herein or in any other Loan Document and such failure shall continue unremedied for thirty (30) days after written notice thereof; or (c) any representation or warranty made by Maker to Payee herein or in any other Loan Document shall prove to be untrue or inaccurate in any material respect; or (d) any Company or the Joint Venture shall (1) apply for or consent to the appointment of a receiver, trustee, intervener, custodian, or liquidator of itself or of all or a substantial part of its assets, (2) be adjudicated bankrupt or insolvent or file a voluntary petition for bankruptcy or admit in writing that it is unable to pay its debts as they become due, (3) make a general assignment for the benefit of creditors, (4) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, or (5) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization, or insolvency proceeding, or take corporate action for the purpose of effecting any of the foregoing; or (e) an order, judgment, or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of any Company or the Joint Venture or appointing a receiver, trustee, intervener, or liquidator of any Company or the Joint Venture, or of all or substantially all of its assets, and such order, judgment, or decree shall continue unstayed and in effect for a period of thirty (30) days; or (f) the dissolution or liquidation of any Company or the Joint Venture; or (g) a Change of Control; or (h) a default or event of default shall occur under the Existing Credit Agreement (as such agreement shall be modified, amended, renewed, extended, or restated from time to time) and such default or event of default shall continue unremedied after the expiration of any period of grace or notice, if any; or (i) any Company shall default in the payment of any indebtedness of such Company in excess of $50,000.00 individually or in the aggregate or default shall occur in respect of any note or credit agreement relating to any such indebtedness and such default shall continue for more than the period of grace, if any, specified therein; or (j) any final judgment(s) for the payment of money in excess of the sum of $50,000.00 individually or in the aggregate shall be rendered against any Company and such judgment(s) shall not be satisfied or discharged at least ten
(10) days prior to the date on which any of such Company's assets could be lawfully sold to satisfy such judgment(s); or (k) Maker shall breach either the Agreement Among Members or the Registration Rights Agreement.

         Upon the occurrence of any Event of Default hereunder, then the holder hereof may, at its option, (i) declare the entire unpaid principal balance and accrued interest upon the Obligation to be immediately due and payable without presentment or notice of any kind which Maker waives pursuant to SECTION 3 herein, and/or (ii) pursue and enforce any of Payee's rights and remedies available pursuant


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


to any applicable law or agreement; provided, however, in the case of any Event of Default specified in PARAGRAPH (d) or (e) of this SECTION 4 with respect to any Company, without any notice to Maker or any other act by Payee, the principal balance and interest accrued on this Note shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by Maker.

         5. REPRESENTATIONS AND COVENANTS.

         (a) REPRESENTATIONS. Maker represents and warrants to Payee that:

                  (i) each Company is duly organized and in good standing under the laws of the state of its incorporation, formation, or organization and has the power to own its property and to carry on its business in each jurisdiction in which such Company operates;

                  (ii) Maker has full power and authority to enter into this Note and the other Loan Documents, to execute and deliver the Loan Documents, and to incur the obligations provided for in the Loan Documents, all of which has been duly authorized by all necessary action;

                  (iii) the Loan Documents are the legal and binding obligations of Maker, enforceable in accordance with their respective terms;

                  (iv) neither the execution and delivery of this Note and the other Loan Documents, nor consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, will contravene or conflict with any provision of law, statute, or regulation to which any Company is subject or any judgment, license, order, or permit applicable to any Company or any indenture, mortgage, deed of trust, or other instrument to which any Company may be subject; no consent, approval, authorization, or order of any court, governmental authority, or third party is required in connection with the execution, delivery, and performance by Maker of this Note or any of the other Loan Documents or to consummate the transactions contemplated herein or therein;

                  (v) all financial statements delivered by Maker to Payee prior to the date hereof fairly present the financial condition of the Companies, and have been prepared in accordance with generally accepted accounting principles, consistently applied, and no material adverse change has occurred in the financial condition or business of the Companies since the date of the most-recent financial statements which Maker has delivered to Payee;

                  (vi) no litigation, investigation, or governmental proceeding is pending, or, to the knowledge of any of Maker's officers, threatened against or affecting any Company, which may result in any material adverse change in any Company's business, properties, or operations;

                  (vii) there is no fact known to Maker that Maker has not disclosed to Payee in writing which may result in any material adverse change in any Company's business, properties, or operations;


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                  (viii) the Companies own all of the assets reflected on the
         Companies' most recent balance sheet free and clear of all liens, security interests, or other encumbrances, except liens reflected on
         SCHEDULE 2 attached hereto;

                  (ix) the principal office, chief executive office, and principal place of business of each Company is in San Antonio, Bexar County, Texas;

                  (x) all taxes required to be paid by each Company have in fact been paid;

                  (xi) except as disclosed on SCHEDULE 3 attached hereto, no Company is in violation of any law, ordinance, governmental rule, or regulation to which it is subject, and is not in default under any material agreement, contract, or understanding to which it is a party;

                  (xii) each Company and any properties or assets owned by such Company are not in violation of, in any material respect, any environmental laws, nor is there existing, pending, or threatened any investigation or inquiry by any governmental authority pursuant to any environmental laws, nor is there existing or pending any remedial obligations under any environmental laws;

                  (xiii) Maker has filed all reports, schedules, forms, statements, and other documents required to be filed by Maker with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC DOCUMENTS");

                  (xiv) as of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                  (xv) all material agreements of the Companies or to which the property or assets of any Company are subject have been filed as exhibits to the SEC Documents as required.

         (b) AFFIRMATIVE COVENANTS. Until payment in full of the Obligation, Maker agrees and covenants that Maker shall and shall cause each of the other Companies to:

                  (i) conduct its business in an orderly and efficient manner consistent with good business practices and in accordance with all valid regulations, laws, and orders of any governmental authority and will act in accordance with customary industry standards in maintaining and operating its assets, properties, and investments;


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

                  (ii) maintain complete and accurate books and records of its transactions in accordance with generally accepted accounting principles, and, if an Event of Default exists, will give Payee access during business hours to all books, records and documents of the Companies and permit Payee to make and take away copies thereof;

                  (iii) furnish to Payee as soon as available and in any event within forty-five (45) days after the end of each quarterly fiscal period (except the last) of each fiscal year of the Companies, copies of the balance sheet of the Companies as of the end of such fiscal period, statements of income and retained earnings, changes in cash flow, and stockholder's equity of the Companies for such quarterly fiscal period and for the portion of the fiscal year ending with such period, and corresponding notes to such financial statements, all in reasonable detail, and certified by the chief financial officer of Maker as being true and correct and as having been prepared in accordance with generally accepted accounting principles, consistently applied, subject to year-end adjustments;

                  (iv) furnish to Payee as soon as available and in any event within ninety (90) days after the close of each fiscal year of the Companies, copies of the balance sheet of the Companies as of the close of such fiscal year, statements of income and retained earnings, changes in cash flow, and stockholder's equity of the Companies for such fiscal year, and corresponding notes to such financial statements, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion hereon of independent public accountants of recognized national standings selected by Maker and satisfactory to Payee, to the effect that (A) such financial statements have been prepared in accordance with generally accepted accounting principles (except for changes in which such accountants concur), (B) the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards, and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, and (C) in making their audit, such accountants have not become aware of any condition or event which would constitute a default or an Event of Default under any of the terms or provisions of this Note or the other Loan Documents (insofar as any such terms or provisions pertain to accounting matters) and, if any such condition or event then exists, specifying in the nature and period of existence thereof;

                  (v) furnish to Payee, immediately upon becoming aware of the existence of any condition or event constituting an Event of Default or event which, with the lapse of time and/or giving of notice would constitute an Event of Default, written notice specifying the nature and period of existence thereof and any action which Maker is taking or proposes to take with respect thereto;

                  (vi) promptly notify Payee of: (A) any material adverse change in its financial condition or business; (B) any default under any material agreement, contract, or other instrument to which any Company is a party (including, without limitation, the Existing Credit Agreement) or by which any of its properties are bound, or any acceleration of any maturity of any indebtedness owing by any Company (including, without limitation, the Existing Credit Agreement); (C) any material adverse claim against or affecting any Company or any of its

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


         properties; and (D) any litigation, or any claim or controversy which might become the subject of litigation, against any Company or affecting any Company's property, if such litigation or potential litigation might, in the event of an unfavorable outcome, have a material adverse effect on any Company's financial condition or business or might cause an Event of Default;

                  (vii) promptly furnish to Payee, at Payee's reasonable request, such additional financial or other information concerning assets, liabilities, operations, and transactions of any Company as Payee may from time to time reasonably request including audit reports, registration statements, or other reports or notices provided to stockholders of Maker or filed with the Securities and Exchange Commission;

                  (viii) promptly pay all lawful claims, whether for labor, materials, or otherwise, which might or could, if unpaid, become a lien or charge on any property or assets of any Company, unless and to the extent only that the same are being contested in good faith by appropriate proceedings and reserves have been established therefor;

                  (ix) maintain on its properties insurance of responsible and reputable companies in such amounts and covering such risks as is prudent and is usually carried by companies engaged in businesses similar to that of the Companies; Maker shall furnish Payee, on request, with certified copies of insurance policies or other appropriate evidence of compliance with the foregoing covenant;

                  (x) comply with all applicable legal requirements of any governmental authority;

                  (xi) preserve and maintain all licenses, privileges, franchises, certificates, and the like necessary for the operation of its business;

                  (xii) pay and discharge all taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, before such amounts become delinquent;

                  (xiii) comply with all terms, conditions, and agreements set forth in the Existing Credit Agreement, as the Credit Agreement has been modified and amended through the date hereof;

                  (xiv) use the Initial Advance solely to acquire to make the initial capital contributions to the Joint Venture; and

                  (xv) use the proceeds of the Subsequent Advances solely to fund capital contributions to the Joint Venture and/or to fund the expenses of one (1) Equity Issuance

         (c) NEGATIVE COVENANTS. Until payment in full of the Obligation, Maker covenants that Maker shall not and shall not permit any other Company to:


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                  (i) without the prior written consent of Payee (such consent not to be unreasonably withheld), (A) sell all or substantially all the Companies' assets, or (B) pay any dividends on any of its outstanding capital stock (except by any Company to Maker), or purchase, redeem, or repurchase any of its capital stock;

                  (ii) sell, transfer, mortgage, assign, encumber, hypothecate, or grant a security interest in any of the collateral pledged pursuant to the Pledge Agreement; or

                  (iii) permit John Y. Ames to cease to be the President of Maker or Eugene Y. Ames to cease to be the Chairman of Maker.

         6. NO WAIVER. No waiver by Payee of any of its rights or remedies hereunder or under any other document evidencing or securing this Note or otherwise, shall be considered a waiver of any other subsequent right or remedy of Payee; no delay or omission in the exercise or enforcement by Payee of any rights or remedies shall ever be construed as a waiver of any right or remedy of Payee; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Payee.

         7. USURY LAWS. Regardless of any provision contained in this Note, Payee shall never be deemed to have contracted for or be entitled to receive, collect, or apply as interest on this Note (whether termed interest herein or deemed to be interest by judicial determination or operation of law) any amount in excess of the Maximum Rate, and, in the event that Payee ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, then any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest Maximum Rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term; provided, that if this Note is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Rate, if any, then Payee or any holder hereof shall refund to Maker the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of all advances made by the Payee or any holder hereof under this Note at the time in question.

         8. CONVERSION RIGHTS.

         (a) CONVERSION PRIVILEGE. During the period of time commencing on July 1, 2000 and continuing until the payment in full of this Note, Payee, at its option may convert all or any portion of outstanding principal balance of, and all accrued interest on, this Note into the number of shares of Common Stock obtained by dividing (i) the unpaid principal amount of, and interest through the date of conversion on, this Note to be converted, by (ii) the Conversion Price.


CONVERTIBLE PROMISSORY NOTE            - 11 -

         (b) CONVERSION PROCEDURE. To convert this Note pursuant to this
SECTION 8, Payee must (i) complete and sign the "Form of Election to Convert" attached hereto as EXHIBIT A, (ii) pay any transfer or similar tax if required by SECTION 8(f), and (iii) if the conversion is of the entire unpaid principal of, and interest on, this Note, then surrender this Note to Maker. As promptly as practicable after delivery of an Election to Convert in accordance with this
SECTION 8(b), Maker shall issue and deliver to Payee, a certificate or certificates for the full number of whole shares of Common Stock issuable upon the conversion of this Note in accordance with the provisions of this SECTION 8.

         (c) CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued upon conversion of the principal of, or interest on, this Note. If any fractional share of Common Stock would be issuable upon the conversion of any portion of this Note, Maker shall pay a cash adjustment therefor in respect of such fractional share equal to the product of (i) the percentage representing such fractional share multiplied by (ii) the Conversion Price.

         (d) ADJUSTMENT OF CONVERSION PRICE.

                  (i) If Maker shall (A) pay a dividend or other distribution, in Common Stock, on any class of capital stock of Maker, (B) subdivide the outstanding Common Stock into a greater number of shares by any means or (C) combine the outstanding Common Stock into a smaller number of shares by any means (including, without limitation, a reverse stock split) (any such event being an "ADJUSTMENT EVENT"), then in each such case the Conversion Price shall be decreased or increased as follows: the adjusted Conversion Price shall be equal to the Conversion Price in effect immediately prior to the effective date of the Adjustment Event, multiplied by a fraction whose numerator is the number of shares of Common Stock issued and outstanding immediately prior to such effective date, and whose denominator is the number of such shares outstanding immediately after such effective date. An adjustment made pursuant to this SECTION 8(d)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date of such subdivision or combination, as the case may be;

                  (ii) The provisions of this SECTION 8(d) shall similarly apply to all successive events of the type described in this SECTION 8(d). Notwithstanding anything contained herein to the contrary, no adjustment in the Conversion Price shall be required unless cumulative adjustments would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this SECTION 8(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this SECTION 8 shall be made by Maker and shall be made to the nearest cent and Maker shall be entitled to rely conclusively thereon. Notwithstanding anything contained in this SECTION 8(d) to the contrary, Maker shall be entitled to make such reductions in the Conversion Price, in addition to those required by this SECTION 8(d), if the Board of Directors of Maker has made a determination that such reduction would be in the best interests of Maker, which determination shall be conclusive as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights


CONVERTIBLE PROMISSORY NOTE            - 12 -
         to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by Maker to its stockholders shall not be taxable. Except as provided in this
         SECTION 8, no adjustment in the Conversion Price will be made for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase Common Stock or any securities so convertible or exchangeable. In addition, no adjustment in the Conversion Price shall be made in the event of the issuance of Common Stock upon the conversion or exercise of options, preferred stock or warrants of Maker outstanding on the date hereof, unless the conversion or exercise price thereof is changed after the date hereof (other than solely by operation of the anti-dilution provisions hereof); or pursuant to employee stock option or stock ownership plans, duly adopted by Maker.

                  (iii) Whenever the Conversion Price is adjusted as provided herein, Maker shall promptly provide Payee with written notice of such adjustment setting forth the Conversion Price in effect after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

         (e) EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER, OR SALE. In the event of (i) any reclassification (including, without limitation, a reclassification effected by means of an exchange or tender offer by Maker) but excluding a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of Maker with another corporation as a result of which holders of Common Stock shall be entitled to receive securities or other property (including cash) with respect to or in exchange for Common Stock or (iii) any sale or conveyance of the property of Maker as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive securities or other property (including cash) with respect to or in exchange for Common Stock, then Maker or the successor or purchasing corporation, as the case may be, shall enter into an Amended and Restated Note providing that this Note shall be convertible into the kind and amount of securities or other property (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance which Maker of this Note would have received if this Note had been converted immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. Such Amended and Restated Note shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
SECTION 8.

         Whenever an Amended and Restated Note is entered into as provided herein, Maker shall promptly provide Payee with an Officer's Certificate setting forth a brief statement of the facts requiring such Amended and Restated Note.

         The provisions of this SECTION 8 shall similarly apply to all successive events of the type described in this SECTION 8.

         (f) TAXES ON SHARES ISSUED. The issuance of a certificate or certificates on conversion of this Note shall be made without charge to the Payee for any tax or charge with respect to the issuance thereof. Maker shall not, however, be required to pay any tax or charge which may be payable with respect to any transfer involved in the issuance and delivery of a certificate or certificates in any name other than that of Payee, and Maker shall not be required to issue or deliver any such certificate or


CONVERTIBLE PROMISSORY NOTE            - 13 -
certificates unless and until the Person or Persons requesting the issuance thereof shall have paid to Maker the amount of such tax or charge or shall have established to the satisfaction of Maker that such tax or charge has been paid.

         (g) RESERVATION OF SHARES; SHARES TO BE FULLY PAID; COMPLIANCE WITH GOVERNMENT REQUIREMENTS; LISTING OF COMMON STOCK. Maker shall reserve, out of its authorized but unissued Common Stock or its Common Stock held in treasury, sufficient shares of Common Stock to provide for the conversion of all of this Note.

         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock issuable upon conversion of this Note, Maker will take all corporate action which may, in the opinion of its counsel, be necessary in order that Maker may validly and legally issue Common Stock at such adjusted Conversion Price.

         Maker covenants that all Common Stock which may be issued upon conversion of this Note will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance and delivery thereof.

         Maker covenants that if any Common Stock issued or delivered upon conversion of this Note hereunder requires registration with or approval of any governmental authority under any applicable federal or state law (excluding federal or state securities laws) before such Common Stock may be lawfully issued, Maker will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

         Maker shall exercises its reasonable best efforts to list 10,133,333 shares of Common Stock by July 31, 1999 and shall promptly secure the listing of additional Registrable Securities not previously listed as such shares are issued (as defined in the Registration Rights Agreement) on the Nasdaq SmallCap Market and each other subsequent market on which the Common Stock is then listed or traded and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms hereof. Maker shall maintain the Common Stock's authorization for listing on the Nasdaq SmallCap Market. Maker shall not take any action which may result in the delisting or suspension of the Common Stock on the Nasdaq SmallCap Market (other than to switch listing from the Nasdaq SmallCap Market to the Nasdaq National Market or a stock exchange).

         (h) NOTICE TO PAYEE PRIOR TO CERTAIN ACTIONS. In the event that:

                  (i) Maker shall declare or authorize any event which could result in an adjustment in the Conversion Price under SECTION 8(D) or require the execution of an amended and restated Note; or

                  (ii) Maker shall authorize the combination, consolidation or merger of Maker for which approval of any stockholders of Maker is required, the sale or transfer of all or substantially all of the assets of Maker or the voluntary or involuntary dissolution, liquidation or winding-up of Maker in whole or in part;


CONVERTIBLE PROMISSORY NOTE            - 14 -
then, in each such case, Maker shall give or cause to be given to Payee, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating the date on which a record is to be taken for the purpose of determining the holders of outstanding Common Stock entitled to participate in such event, the date on which such event is expected to become effective or occur and the date on which it is expected that holders of outstanding Common Stock of record shall be entitled to surrender their shares, or receive any items, in connection with such event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

         (i) PROXY STATEMENT. On or before November 1, 1999 (the "PROXY STATEMENT TRIGGER DATE"), Maker shall provide each stockholder entitled to vote at the next meeting of stockholders of Maker, which meeting shall not be later than forty-five (45) days after the Proxy Statement Trigger Date (the "STOCKHOLDER MEETING DEADLINE"), a proxy statement, which has been previously submitted for review by Payee, soliciting each such stockholder's affirmative vote (such affirmative vote being the "REQUIRED STOCKHOLDER CONSENT") at such stockholder meeting for approval of Maker's issuance of all of the Common Stock as described in this Note (including the approval of issuances at a discount to market as may be required by the Rules of the Nasdaq Stock Market, Inc.), and Maker shall use its best efforts to solicit its stockholders' approval of such issuance of the Common Stock and cause the Board of Directors of Maker to recommend to the stockholders that they approve such proposal. Such proxy statement shall not seek approval of any matters other than the approval described in the preceding sentence, the election of Directors, and approval of the appointment of the independent auditor of Maker.

         (j) LIMITATION ON NUMBER OF COMMON SHARES. Notwithstanding any other provision herein, Maker shall not be obligated to issue any shares of Common Stock upon the conversion of this Note, or any portion thereof, if the issuance of such shares of Common Stock would exceed the number of shares of Common Stock that Maker may issue upon conversion of this Note, or such portion thereof, without breaching Maker's obligations under the rules or regulations of The Nasdaq Stock Market, Inc., except that such limitation shall not apply in the event that Maker (i) obtains the approval of its stockholders as required by the rules and regulations of The Nasdaq Stock Market, Inc. for issuances of Common Stock in excess of such amount, or (ii) obtains a written opinion from outside counsel to Maker that such approval is not required, which opinion shall be reasonably satisfactory to Payee.

         (k) REDUCTION IN CONVERSION PRICE AS A RESULT OF EQUITY ISSUANCES. It is expressly contemplated that after the date hereof and prior to payment in full of the principal and interest due to Payee hereunder, Maker may, subject to the limitations contained herein, if any, do one or more of the following:

                  (i) issue Common Stock at a price which is less than the Conversion Price in effect on the date of issuance;

                  (ii) issue or incur indebtedness that is convertible into Common Stock (either directly or indirectly) at a price which is less than the Conversion Price in effect on the date such indebtedness is issued or incurred;


CONVERTIBLE PROMISSORY NOTE            - 15 -

                  (iii) issue a class of capital stock of Maker that is convertible into Common Stock (either directly or indirectly) at a price which is less than the Conversion Price in effect on the date such capital stock is issued; or

                  (iv) enter into an agreement or arrangement which could result in the ultimate issuance of Common Stock at a price which is less than the Conversion Price in effect on the date such agreement or arrangement is entered into.

Each and every time that one or more of the events described in paragraphs (I) through (IV) occurs, the Conversion Price in effect hereunder on and after the date of occurrence of such event and until the occurrence of the next such event shall change to the price at which: (A) such Common Stock is issued with respect to paragraph (I) above; (B) the indebtedness incurred or issued is convertible into the Common Stock with respect to paragraph (II) above; (C) the class of capital stock of Maker is convertible into Common Stock with respect to paragraph (III) above; or (D) such Common Stock of may ultimately be issued with respect to paragraph (IV) above. In the event more than one of the events described in paragraphs (I) through (IV) occur simultaneously, the Conversion Price shall change to the lowest of the Conversion Prices determined for such simultaneous events hereunder. The foregoing is subject to the limitation that the amount of the principal payable hereunder to which a change in the Conversion Price applies shall be limited to an amount equal to the total of the amounts received by Maker in connection with each event described in paragraphs (I) through (IV) above after the date hereof.

         9. NOTICE. Whenever this Note requires or permits any notice, approval, request, or demand from one party to another, the notice, approval, request, or demand must be in writing and shall be deemed to have been given when personally served or when deposited in the United States mails, registered or certified, return receipt requested, addressed to the party to be notified at the following address (or at such other address as may have been designated by written notice):

         Payee:            EXCO Resources, Inc.
                           5735 Pineland Dr.
                           Suite 235
                           Dallas, Texas 75231
                           Attention: President
                           Telecopy No.: (214) 368-2087


         Maker:            Venus Exploration, Inc.
                           1250 N.E. Loop 410
                           Suite 1000
                           San Antonio, Texas 78209
                           Attention: President
                           Telecopy No.: (210) 828-6016

         10. AMENDMENT. This Note may be amended or modified only by written instrument duly executed by Maker and Payee.


CONVERTIBLE PROMISSORY NOTE            - 16 -

         11. COSTS. If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity, or in bankruptcy, receivership, or other court proceedings, then Maker agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys' fees, including all costs of appeal.

         12. SUCCESSORS AND ASSIGNS. This Note shall inure to the benefit of Payee and its successors and assigns; provided, however, Payee may not (without the prior written consent of Maker, such consent not to be unreasonably withheld or delayed and such consent not to be required if an Event of Default exists) assign or negotiate this Note to any Person.

         13. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED, AND APPLIED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         14. LIMITATION OF LIABILITY. Anything in this Note to the contrary notwithstanding, it is specifically provided that Maker shall not have any personal or corporate liability for the payment of this Note or be liable for a money judgment or otherwise in the event of an Event of Default, it being understood that the holders of this Note may look only to the security provided by the Pledge Agreement and the other Loan Documents to enforce the payment of the Obligation, except for the interest of Maker in the collateral pledged by the Pledge Agreement or any other property of Maker covered by a lien or security interest securing payment of the Obligation; provided, however, that the liability of Maker shall at all times be one hundred percent (100%) liability for (a) any and all damages, costs, and expenses suffered or incurred by Payee as a result of, in connection with or relating to any representation or warranty made by Maker to Payee which shall prove to be untrue or inaccurate in any material respects, and (b) the costs, expenses, and fees, including but not limited to, court costs and reasonable attorneys' fees, arising in connection with the collection of the Obligation.

         15. FINAL AGREEMENT. THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.


     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE TO FOLLOW]


CONVERTIBLE PROMISSORY NOTE            - 17 -

                                 MAKER:

                                 VENUS EXPLORATION, INC., a Delaware corporation


                                 By:       /s/ JOHN Y. AMES
                                       -----------------------------------------
                                       Name:   John Y. Ames
                                            ------------------------------------
                                       Title:  President
                                             -----------------------------------




CONVERTIBLE PROMISSORY NOTE            - 18 -

                                   SCHEDULE 1

                                 EXISTING DEBT

1.       Wells Fargo Facility - balance due as of June 23, 1999 is $3,770,509.

2. Inter-Tel Leasing, Inc. - telephone equipment lease balance due as of June 23, 1999 was $18,953.

3. Principal amount of an aggregate of $1,000,000 7.0% Convertible Subordinated Notes, dated in 1999.




CONVERTIBLE PROMISSORY NOTE            - 19 -

                                   SCHEDULE 2

                                 EXISTING LIENS

1. Wells Fargo Facility - the bank has a lien on all of Venus' oil and gas properties.

2. Inter-Tel Leasing, Inc. has a lien on Venus' telephone equipment. As of June 23, 1999, the net book value of the telephone equipment was $17,326.


CONVERTIBLE PROMISSORY NOTE            - 20 -

                                   SCHEDULE 3

                                  DISCLOSURES


Maker is not in compliance with two financial covenants of its Existing Credit Agreement, the tangible net worth and current ratio requirements. Maker has not been in compliance with these requirements throughout 1999 and has obtained short-term waivers from the lender. The current waiver expires on August 31, 1999. Maker's Existing Credit Agreement as well as the noncompliance issue is discussed in more detail in Maker's Form 10-Q for the first quarter 1999 and Form 10-K for the year ended December 31, 1998.


CONVERTIBLE PROMISSORY NOTE            - 21 -

                                   EXHIBIT A

                          FORM OF ELECTION TO CONVERT

TO VENUS EXPLORATION, INC.:

         The undersigned owner of this Convertible Promissory Note hereby irrevocably exercises the option to convert this Convertible Promissory Note, or the portion below designated, into shares of Common Stock of Venus Exploration, Inc. in accordance with the terms of this Convertible Promissory Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned registered Holder hereof, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Convertible Promissory Note.

Dated:
      -----------------

Portion of Security to be
converted ($1,000 or an
integral multiple thereof):

$                                           Your Signature:
 ----------------------                                    -----------------------------------------
                                                           (Sign exactly as your name appears on the
                                                           face of this Convertible Promissory Note)


                                            If shares of Common Stock are to be issued and registered
                                            otherwise than to the registered Holder named above, please print or typewrite name and address, including zip code, and social security or other taxpayer identification number.

                                            ------------------------------------------------------------

                                            ------------------------------------------------------------

                                            ------------------------------------------------------------

Signature Guarantee:
                    ------------------------------------------------------------------------------------
                              (Participant in recognized signature guarantee medallion program or other assurance reasonably acceptable to the Company)


CONVERTIBLE PROMISSORY NOTE            - 22 -